Exhibit 99.1

Updated: Selectis Health Reports First Quarter 2021 Financial Results

Greenwood Village, Colorado, May 20, 2021 (GLOBE NEWSWIRE) — Global Healthcare REIT, Inc. (Currently in a rebranding effort to Selectis Health, Inc.) (OTC: GBCS) (“Selectis” or the “Company”) today reported net income for the first quarter of 2021 of $240,566, or $0.01 per diluted share. Total revenue increased 49.6% to $5.76 million for the first quarter of 2021 compared to $3.85 million for the same period of 2020.

FIRST QUARTER HIGHLIGHTS

●	Record revenue of $5,762,843 in 1Q21 versus revenue of $3,851,601 in 1Q20, a growth rate of 49.6% year-over-year;
●	Net Income (loss) of $240,566 in 1Q21 versus net income of $53,600 in 1Q20, a growth rate of 348.8% year-over-year;
●	Earnings (loss) per Share of $0.01 per share in 1Q21 versus net income of $0.00 per share in 1Q20, a growth rate of 100% year-over-year;
●	Reopening of our Oklahoma City facility;
●	Implemented rebranding to Selectis Health;
●	Addition of new President and COO, Randy Barker;
●	Implementation of new expense platform.

“During the first quarter of 2021 we successfully reopened our Oklahoma City facility. The Company spent almost $1M updating and renovating this facility. We hired an exemplary director and have begun to build out the remaining infrastructure to ensure this property will not only add value to our portfolio of healthcare facilities, but it will help in the revitalization of this corner of Oklahoma City, providing exceptional service to our residents and patients. We opened our doors on March 26 and are very pleased to announce we have several residents already and will begin our Centers for Medicare and Medicaid Services (“CMS”) certification process in order to begin billing,” said Lance Baller, CEO of Selectis Health. “We now operate seven of our properties and will continue to see growth come from within our current portfolio as we optimize our operations at these facilities. The Leadership team is still committed to finding future healthcare facilities that will enhance our portfolio and drive increased shareholder value and quality healthcare. As a result of the increased number of COVID-19 exposures in our facilities our first quarter earnings were slightly positive. We have observed that it takes three to six months per facility to recover from a COVID exposure in our rural settings. Additionally, our Tulsa facility is dealing with damage sustained during the extreme cold weather and the census is at a reduced level until the repairs are completed within the next sixty days. We continue to remain vigilant with our COVID protocols in our facilities and will continue to adhere to state and local guideless to protect and safeguard our residents and their families, especially as we begin to welcome their loved ones back to visit in our centers due to increasing availability of vaccines. We expect to have a COVID tailwind over the coming weeks and months and look forward to sharing the news of our success with all of our stakeholders.”

T otal Revenue

For the three months ended March 31, 2021, total revenue increased 49.6% to $5.76 million, compared to $3.85 million for the comparable period in 2020. The higher total revenue reflects our focus on our transition of our business model.

Net Income

For the three months ended March 31, 2021, net income was $240,556, or $0.01 per diluted share, compared to net income of $54,101, or $0.00 per diluted share, for the comparable period of 2020.

For the three months ended March 31, 2021, the Company’s normalized after-tax margin was 4.17%.

General and Administrative Expense Ratio

For the three months ended March 31, 2021, the G&A ratio was 36.4% compared to 8.9% in 2020. This change reflects increased cost of operating healthcare facilities, rather than simply renting to tenants.

Balance Sheet

Cash and investments at the company amounted to $3.81 million as of March 31, 2021, compared to $4.00 million as of December 31, 2020.

Cash Flow

Operating cash flow used for the three months ended March 31, 2021, amounted to ($664,847), compared to $252,424 for the comparable period of 2020, a decrease of 363%. This is primarily due to reopening of the Oklahoma City facility, and extra cost incurred, as well as lower revenues and increased costs due to COVID-19 including one time payments incurred in the period.

Conference Call

Management will host a conference call to discuss Selectis Health’s first quarter results at 11:00 a.m. Eastern Time on Thursday, May 20, 2021. The number to call for the interactive teleconference is (877) 407-0789 and the confirmation number is 13720076. A telephonic replay of the call will be available after 2:00 p.m. Eastern Daylight Time on the same day through Friday, May 28, 2021, by dialing (844) 512-2921 and entering the confirmation number 13720076.

SUMMARY OF FIRST QUARTER RESULTS

GLOBAL HEALTHCARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
( UN AUDITED)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$3,378,862	$3,567,437
Restricted Cash	410,866	410,866
Accounts Receivable, Net	2,272,978	1,931,569
Prepaid Expenses and Other	741,692	682,949
Investments in Debt Securities	24,387	24,387
Total Current Assets	6,828,785	6,617,208

Long Term Assets
Property and Equipment, Net	38,015,253	38,238,367
Goodwill	1,076,908	1,076,908
Total Assets	$45,920,946	$45,932,483

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$3,282,997	$3,196,178
Accounts Payable – Related Parties	72,800	9,900
Dividends Payable	7,500	7,500
Current Maturities of Long Term Debt, Net of Discount of $751 and $1,714, respectively	12,502,972	19,299,156
Debt – Related Parties, Net of discount of $3,234 and $3,234, respectively	1,121,766	1,121,766
Total Current Liabilities	16,988,035	23,634,500

Debt, Net of discount of $416,865 and $450,879, respectively	25,215,666	18,830,444
Lease Security Deposit	250,100	251,600
Total Liabilities	42,453,801	42,716,544
Commitments and Contingencies
Equity
Preferred Stock:
Series A - No Dividends, $2.00 Stated Value, Non-Voting; 2,000,000 Shares Authorized, 200,500 Shares Issued and Outstanding	401,000	401,000
Series D - 8% Cumulative, Convertible, $1.00 Stated Value, Non-Voting; 1,000,000 Shares Authorized, 375,000 Shares Issued and Outstanding	375,000	375,000
Common Stock - $0.05 Par Value; 50,000,000 Shares Authorized, 26,866,379 and 26,866,379 Shares Issued and Outstanding at March 31, 2021 and December 31, 2020, respectively	1,343,319	1,343,319
Additional Paid-In Capital	10,331,065	10,331,065
Accumulated Deficit	(8,795,844)	(9,036,400)
Total Global Healthcare REIT, Inc. Stockholders’ Equity	3,654,540	3,413,984
Noncontrolling Interests	(187,395)	(198,045)
Total Equity	3,467,145	3,215,939
Total Liabilities and Equity	$45,920,946	$45,932,483

GLOBAL HEALTHCARE REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
( UN AUDITED)

	Three Months Ended
	March 31,
	2021	2020

Revenue
Rental Revenue	$390,386	$521,012
Healthcare Revenue	5,372,457	3,330,589
Total Revenue	5,762,843	3,851,601
Expenses
Property Taxes, Insurance and Other Operating	3,544,730	2,331,744
General and Administrative	2,098,327	343,063
Provision for Bad Debts	24,134	206,608
Acquisition Costs	-	14,891
Depreciation and Amortization	401,023	387,218
Total Expenses	6,068,214	3,283,524
Income from Operations	(305,371)	568,077
Other Income
Interest Expense	543,543	505,270
Gain on Forgiveness of PPP Loan	(675,598)	-
Other Income	(432,022)	-
Total Other (Income) Expense	(564,077)	505,270
Net Income	258,706	62,807
Net (Income) Loss Attributable to Noncontrolling Interests	(10,650)	(1,707)
Net Income Attributable to Global Healthcare REIT, Inc.	248,056	61,100
Series D Preferred Dividends	(7,500)	(7,500)
Net Income Attributable to Common Stockholders	$240,556	$53,600
Per Share Data:
Net Income per Share Attributable to Common Stockholders:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00
Weighted Average Common Shares Outstanding:
Basic	26,866,379	27,441,040
Diluted	27,605,688	27,441,040

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2021 guidance, as well as its plans, expectations, and the Company’s expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks as well as uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of the date of this release, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.

For Further Information Contact:
Brandon Thall
investors@selectis.com